CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 10, 1997 (except for certain portions thereof as to which the date is April 11, 1997) on our audits of the consolidated financial statements of Calton, Inc.




/s/ Coopers & Lybrand, L.L.P.

Princeton, New Jersey
May 29, 1997